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                                                                   Exhibit 10.10

                            STOCK PURCHASE AGREEMENT

               THIS STOCK PURCHASE AGREEMENT is made and entered into on this 21st day of August, 2000, by and between CITY BANK, a Hawaii corporation, whose principal place of business and mailing address is 201 Merchant Street, Honolulu, Hawaii 96813 ("Seller") and the TRUSTEES OF THE HAWAII ELECTRICIANS HEALTH & WELFARE FUND, ACTING IN THEIR FIDUCIARY AND NOT IN THEIR INDIVIDUAL CAPACITIES, whose principal place of business and mailing address is 1935 Hau Street, #300, Honolulu, Hawaii 96819 ("Buyer").

                                R E C I T A L S:

               WHEREAS, Seller is the owner of ten thousand (10,000) issued and outstanding shares of Series B Preferred Stock of Citibank Properties, Inc., a Hawaii corporation ("CBP"); and

               WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, ONE THOUSAND (1,000) shares of Series B Preferred Stock of CBP owned by Seller, subject to the terms and conditions herein stated;

               NOW, THEREFORE, in consideration of the mutual promises, representations and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE A.
                     PURCHASE AND SALE OF STOCK; DEFINITIONS

        A. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth in this Section I.A:

               1. "ACT" shall mean the Securities Act of 1933.

               2. "AGREEMENT" shall mean this Stock Purchase Agreement.

               3. "BUYER" shall mean the Trustees of the Hawaii Electricians Health & Welfare Fund, acting in their fiduciary and not in their individual capacities.

               4. "CBBI" shall mean CB Bancshares, Inc., a Hawaii corporation and parent of Seller.

               5. "CBP" shall mean Citibank Properties, Inc., a Hawaii corporation.

               6. "CLOSING" shall have the meaning ascribed to such term in
Section III.A.

               7. "CLOSING DATE" shall have the ascribed to such term in Section III.A.

               8. "HART-SCOTT-RODINO ACT" shall mean the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended.

               9. "PURCHASE PRICE" shall have the meaning ascribed to such term in Section II.A.

               10. "SELLER" shall mean City Bank, a Hawaii corporation.

               11. "SHARES" shall have the meaning ascribed to such term in
Section I.B.

        B. The Shares. Upon and subject to the terms and conditions set forth in this Agreement, Seller hereby agrees to sell, transfer and convey to Buyer, and Buyer hereby agrees to purchase from Seller, ONE THOUSAND (1,000) shares of Series B Preferred Stock of CBP (the "Shares").

                                   ARTICLE II.
                                 PURCHASE PRICE

        A. Purchase Price. The total purchase price for the Shares shall be the amount of ONE MILLION and NO/100 DOLLARS (US$1,000,000.00) (the "Purchase Price").

        B. Payment of Purchase Price. On the Closing Date, Buyer shall pay to Seller the Purchase Price by immediately available funds.

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                                  ARTICLE III.
                      CLOSING DATE AND CLOSING OBLIGATIONS

        A. Closing Date. Subject to the terms and conditions of this Agreement, the closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall take place at the offices of CBBI, 201 Merchant Street, 12th Floor, Honolulu, Hawaii 96813, on August 21, 2000, or if the conditions precedent under Article IV have not been satisfied and/or waived by such date, within five business days after all such conditions have been satisfied and/or waived (the "Closing Date").

        B. Failure to Close. If either Buyer or Seller has complied with the terms and conditions of this Agreement on or before the Closing Date, but the other party fails to close on the Closing Date despite the satisfaction or waiver of all conditions precedent to the Closing, after the giving of any required notice and the lapse of any applicable cure period, the defaulting party shall be in material breach of this Agreement and the party who has so fully complied may terminate this Agreement and, whether or not this Agreement is terminated, may exercise the respective remedies available to it, as provided in this Agreement.

        C. Buyer's Deliveries. At the closing, Buyer shall deliver to Seller the following:

               1. The Purchase Price by certified or bank cashier's check or wire transfer of immediately available funds.

               2. All necessary agreements, consents and approvals of any third parties or regulatory authorities in connection with the consummation by Buyer of the transactions contemplated by this Agreement; and

               3. A certificate of Buyer as to the accuracy of its representations and warranties, the performance of all obligations of Buyer to be performed on or prior to the Closing Date and the satisfaction and/or waiver of all conditions precedent to Buyer's obligations.

        D. Seller's Deliveries. At the Closing, Seller shall deliver to Buyer the following:

               1. A stock certificate issued by CBP representing the Shares duly endorsed for transfer to the Buyer;

               2. All necessary agreements, consents and approvals of any third parties or regulatory authorities in connection with the consummation by Seller of the transactions contemplated by this Agreement; and

               3. A certificate of Seller as to the accuracy of its representations and warranties, the performance of all obligations of Seller to be performed on or prior to the Closing Date and the satisfaction and/or waiver of all conditions precedent to Seller's obligations.

                                   ARTICLE IV.
                       CONDITIONS PRECEDENT TO PERFORMANCE

        A. Conditions Precedent to Buyer's Performance. Buyer's obligation to purchase the Shares under this Agreement is subject to the satisfaction and/or written waiver by Buyer, at or before the Closing, of each of the conditions set forth in this Section IV.A.

               1. Accuracy of Seller's Representations and Warranties. All representations and warranties by Seller in this Agreement shall be true in all material respects on the date hereof and on and as of the Closing Date as though made at that time.

               2. Seller's Performance. Seller shall have performed, satisfied and complied with in all material respects all covenants and agreements required by this Agreement to be performed, satisfied or complied with by Seller on or before the Closing Date.

               3. Hart-Scott-Rodino. No filing or report under the Hart-Scott-Rodino Act shall be necessary in connection with the consummation of the transactions contemplated hereby.

               4. Delivery of Closing Documents. Seller shall have delivered to Buyer all documents which Seller is required by Section III.D to deliver to Buyer.

        B. Condition Precedent to Seller's Performance. Seller's obligation to sell the Shares under this Agreement is subject to the satisfaction and/or written waiver by Seller, at or before the Closing, of each of the conditions set forth in this Section IV.B.

               1. Accuracy of Buyer's Representations and Warranties. All representations and warranties by Buyer in this Agreement shall be true in all material respects on the date hereof and on and as of the Closing Date as though made at that time.
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               2. Buyer's Performance. Buyer shall have performed, satisfied and complied with in all material respects all covenants and agreements required by this Agreement to be performed, satisfied or complied with by Buyer on or before the Closing Date.

               3. Consents. All agreements, consents and approvals of any third parties or regulatory authorities that are required by Seller in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

               4. Hart-Scott-Rodino. No filing or report under the Hart-Scott-Rodino Act shall be necessary in connection with the consummation of the transactions contemplated hereby.

               5. Delivery of Closing Documents. Buyer shall have delivered to Seller all documents and funds which Buyer is required by Section III.C to deliver to Seller.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

        A. Buyer's Representations. Buyer represents and warrants to Seller on the date hereof and as of the Closing Date as follows:

               1. Organization. The Hawaii Electricians Health & Welfare Fund is, and on the Closing Date will be, a trust duly organized and validly existing under the laws of the State of Hawaii.

               2. Authority. Buyer has full right, power, legal capacity and authority to enter into and perform the transactions contemplated by this Agreement. The undersigned have full right, power, legal capacity and authority to enter into this Agreement on behalf of Buyer.

               3. Validity of Agreements. This Agreement is a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms.

               4. No Conflicts. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations under this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms, conditions and provisions hereof do not and will not result in a breach or violation of, or be in conflict with, or constitute (with or without the giving of notice or the passage of time or both) a default under: (i) any statute, law, ordinance, rule or regulation applicable to Buyer; or (ii) the terms, conditions or provisions of the articles of incorporation or bylaws of Buyer, or any agreement, contract, instrument, or arrangement to which Buyer is a party or by which Buyer may be bound; or (iii) any permit, license, order, judgment or decree of any court, arbitrator or governmental authority by which Buyer or its assets is or may be bound.

               5. Consents and Approvals. No consent, permit, approval, order, authorization of or filing with or notice to any person, including any federal, state or local governmental department, commission, board, bureau, agency, or authority has been or is required to be obtained, made or given by Buyer in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement or the fulfillment of or the compliance with the terms, conditions and provisions hereof.

               6. Absence of Litigation. There are no claims, suits, actions, arbitrations, governmental investigations or legal, administrative or other proceedings or controversies, at law or in equity or otherwise, to which Buyer, or any of its officers, directors, employees, stockholder or agents, is a party, or to the best knowledge of Buyer, which are threatened against any such persons, that materially affects or may materially affect the ability of the Buyer to purchase the Shares from Seller.

        B. Representations of Seller. Seller represents and warrants to Buyer on the date hereof and as of the Closing Date as follows:

               1. Organization and Good Standing. Seller is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii.

               2. Authority. Seller has full right, power, legal capacity and authority to enter into and perform the transactions contemplated by this Agreement.

               3. Validity of Agreements. This Agreement is a legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms.

               4. No Conflicts. The execution and delivery by Seller of this Agreement, the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms, conditions and provisions hereof do not and will not result in a breach or violation of, or be in conflict with, or constitute (with or without the giving of notice or the passage of time or both) a default under: (i) any statute, law, ordinance, rule or regulation

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applicable to Seller; or (ii) the terms, conditions or provisions of the articles of incorporation or bylaws of Seller, or any agreement, contract, instrument, or arrangement to which Seller is a party or by which Seller is or may be bound; or (iii) any permit, license, order, judgment or decree of any court, arbitrator or governmental authority by which Seller is or may be bound.

               5. Absence of Litigation. There are no claims, suits, actions, arbitrations, governmental investigations or legal, administrative or other proceedings or controversies, at law or in equity or otherwise, to which Seller or any of its officers, directors, employees, stockholder or agents, is a party or, to the best knowledge of Seller, which are threatened against any such persons, that materially affects or may materially affect the ability of the Seller to sell the Shares to Buyer.

               6. Organization of CBP. CBP is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii and has the requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. CBP does not have any subsidiaries.

               7. Capitalization. The authorized capital stock of CBP consists of TWO MILLION (2,000,000) shares, of which ONE HUNDRED THOUSAND (100,000) shares are shares of preferred stock of ONE THOUSAND DOLLAR (US$1,000.00) par value per share each, and ONE MILLION NINE HUNDRED THOUSAND (1,900,000) shares are shares of common stock of TEN DOLLAR (US$10.00) par value per share. CBP has issued TWO HUNDRED THOUSAND (200,000) common shares, all of which are held by Seller or its parent, CBBI. CBP has also issued, or intends during the next six months to issue, ONE HUNDRED TWENTY (120) shares of Series A Preferred Stock, TEN THOUSAND (10,000) shares of Series B Preferred Stock, and FIFTY-FIVE THOUSAND (55,000) shares of Series C Preferred Stock. The Shares are fully paid and nonassessable. CBP does not have outstanding any options, warrants, rights, convertible securities or other agreements or commitments obligating CBP to issue any additional securities.

               8. No Approvals or Notices Required; No Conflict with Agreements to which CBP is a Party. The consummation of the transactions contemplated hereby will not (i) violate the articles of incorporation or bylaws of CBP or any agreement to which CBP is a party; (ii) violate any provision of law applicable to CBP; or (iii) require any consent, approval, filing or notice under any provision of law applicable to CBP, which has not been obtained.

               9. Legal Proceedings. To Seller's knowledge, no action, suit, proceeding or investigation is pending or threatened against CBP, whether at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, agency or instrumentality, domestic or foreign.

                                   ARTICLE VI.
                                    COVENANTS

        A. Access to Seller Information Before Closing. Before the Closing, Seller will make available information in its possession or control as reasonably requested by Buyer regarding the operation of CBP, including financial information. Upon Buyer's request, Seller will cause representatives from management of CBP to be reasonably available to Buyer's representatives before the Closing to respond to Buyer's inquiries. Except as expressly provided herein, Seller makes no representations or warranties, express or implied, with respect to the accuracy or completeness of any information provided to Buyer by the representatives of CBP.

        B. Confidentiality. Before the Closing or if the Closing is not consummated for any reason, Buyer agrees on behalf of itself and its officers, agents, employees, and representatives that they will hold in strict confidence and not disclose to others for any reason, any tangible, written or oral information, financial statements, agreements, documents, or other materials received from seller in connection with the transactions contemplated hereby except (i) if Seller and Buyer shall mutually agree to such disclosure, (ii) if such disclosure can be demonstrated to be compelled by an order of a court or governmental agency having jurisdiction in the premises, or (iii) if such disclosure shall be determined by such party's counsel to be required or necessary for purposes of such party's compliance with applicable stock exchange regulations or foreign, federal or state securities laws and the rules and regulations promulgated thereunder, and under (ii) and (iii) above after consultation by such party with the other party and reasonable efforts to request confidential treatment of the information. In the event that such transactions are not consummated, Buyer will return to Seller all such information, financial statements, agreements, documents and other materials, together with any copies which it may have made of the same.

        C. Covenant of Cooperation. Buyer and Seller shall reasonably cooperate with each other in connection with, and will use their respective good faith efforts to achieve, the satisfaction of their obligations and these conditions under this Agreement. Buyer and Seller shall take such actions and execute and deliver such documents or instruments as may be reasonably requested by the other party in order to carry out the intent of this Agreement.

        D. Transfer Covenant. Seller shall not sell or transfer common stock of CBP if Seller has been advised by a reputable credit rating bureau that such sale or transfer would result in a downgrade (or change to a negative outlook) of the credit rating(s) of the CBP Series B Preferred Stock.

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                                  ARTICLE VII.
                    STATUS OF SHARES AS RESTRICTED SECURITIES

        A. Buyer's Representations and warranties. Buyer represents and warrants as follows:

               1. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in CBP as contemplated by this Agreement and is able to bear the economic risk of such investment for an indefinite period of time. Buyer has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of Seller and CBP concerning the business and financial condition of CBP and the terms and conditions of this Agreement and the purchase of securities contemplated hereby.

               2. Buyer is an "accredited investor" within the meaning of Regulation D promulgated under the Act.

               3. Buyer is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution. Buyer understands that the Shares have not been registered under the Act and will constitute restricted securities in the hands of Buyer as the Seller is an affiliate of CBP.

               4. Buyer acknowledges that the Shares must be held indefinitely and may not be sold or offered for sale except pursuant to an effective registration statement as to such securities under the Act and any applicable state securities laws, pursuant to Rules 144 or 144A under the Act, if applicable, or unless CBP receives an opinion of counsel satisfactory to it that an exemption from such registration is available.

               5. Buyer understands that no public market now exists for the Shares and that it is unlikely that a public market will ever exist for such securities.

               6. Buyer has had an opportunity to discuss the business, management and financial affairs of CBP with the management of CBP. Buyer understands that such discussions, as well as the written information provided by CBP, were intended to describe the aspects of the business and prospects of CBP which it believes to be material but were not necessarily a thorough or exhaustive description.

               7. Buyer, both by itself and through its agents, has been afforded access to the books and records of Seller relating to the Shares, and to the books and records of CBP, and to other information available to Seller with respect thereto, and Buyer acknowledges that it has conducted a thorough "due diligence" investigation of CBP and its management and businesses, analyzed the merits and risks of an investment in the Shares and of the fairness and desirability of the terms of its investment in the Shares, and has made all inquiries, inspections, audits, studies and analyses that it deems necessary or desirable in connection with a purchase of the Shares. Buyer is satisfied with its due diligence investigation and intends to close the transaction based upon the results thereof and the representations in Section V.B hereof and is not relying upon any other statement or representation by Seller, CBP or CBBI.

               8. Except as set forth in Section V.B, Buyer is buying the Shares without any representations or warranties, express, implied or statutory, of any kind whatsoever, by Seller, CBP or CBBI, or their subsidiaries, or their respective agents, accountants, brokers, consultants, attorneys, employees, officers, directors or shareholders.

        B. Legends. Each certificate representing the Shares shall be endorsed with the following legend:

               The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may Beneficially Own shares of Preferred Stock that would result in the Corporation being "closely held" under
               Section 856(h) of the Code or otherwise to fail to qualify as a REIT. Any Person (other than City Bank and its affiliates) who attempts to Own Beneficially shares of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation in writing. If the restrictions on transfer are violated, all or a portion of the shares of Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Excess Shares. No Person may transfer shares of Preferred Stock if such transfer would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution). No person may transfer such stock, by means of any direct or indirect sale, transfer, gift, hypothecation, pledge, assignment, issuance, redemption or other disposition whether voluntary or involuntary, by operation of law or otherwise, without first having offered such stock proposed to be transferred to the Corporation, whereupon the Corporation shall have the right to elect to purchase, or shall have the right, but not the obligation, to elect to designate a third party to purchase, all (but not less than all) of the shares of Preferred Stock proposed to be transferred. All capitalized terms in this legend have the meanings ascribed to such terms in the Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

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               THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY
               INSURED OR GUARANTEED.

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, THE SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS MADE PURSUANT TO RULE 144 OR 144A UNDER THE ACT OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

               THE SHARES HAVE BEEN ISSUED OR SOLD IN RELIANCE ON SECTION 485-6 OF THE HAWAII UNIFORM SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

        A. Indemnification of Seller. Buyer shall indemnify, defend, and hold harmless Seller, CBP and CBBI (and its directors, officers, employees, representatives and agents) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs and expenses, including attorneys' fees ("Liabilities"), based upon or arising out of any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Buyer herein.

        B. Indemnification of Buyer. Seller shall indemnify, defend, and hold harmless Buyer (and its directors, officers, employees, representatives and agents) from and against all Liabilities based upon or arising out of any inaccuracy in or breach of any representation, warranty, covenant or obligation made or incurred by Seller herein.

        C. Notification of and Participation in Claims.

               1. No claim for indemnification shall arise until notice thereof is given to the party from whom indemnity is sought. If any legal proceedings shall be instituted or any claim or demand is asserted by any third party in respect of which Seller or Buyer may have an obligation to indemnify any other party (an "Indemnification Event"), the party asserting such right to indemnity shall give the party from whom indemnity is sought written notice thereof promptly, but in no event later than thirty (30) days from the date of receipt of such claim or demand, and the notified party or parties shall have the right, at its option and expense, to participate in the defense of such proceedings, claim or demand, but not to control the defense, negotiation or settlement thereof, which control shall at all times rest with the party asserting such right to indemnity, unless the party from whom indemnity may be sought:

               a. irrevocably acknowledges in writing complete responsibility for and agrees to indemnify the party asserting such right to indemnity, and

               b. furnishes evidence reasonably satisfactory to the party asserting such right to indemnity of the financial ability to indemnify the party asserting such right to indemnity, in which case such indemnifying party may assume such control through counsel of its choice and at its expense, but the indemnified party shall continue to have the right to be represented, at its own expense, by counsel of its choice in connection with the defense of such proceedings, claim or demand.

               2. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party legal proceeding, claim or demand.

               3. The failure of the party asserting the right to indemnify to provide such notice within such thirty (30) day period shall not operate as a waiver of any right to indemnification except to the extent that the party from whom indemnification is sought is prejudiced or suffers substantial loss or incurs substantial expense by reason of such delay.

               4. Neither Buyer nor Seller shall make more than one (1) request per month for payment of any Liabilities under this Article VIII and neither Buyer nor Seller shall be required to make more than one (1) payment per month under this Article VIII.

        D. Offsets. Any Liabilities subject to indemnification under this
Article VIII shall be net of any insurance proceeds realized or to be realized. In addition, the amount of any Liabilities subject to indemnification under this
Article VIII shall be net of the net dollar value of any tax benefits realized or to be realized by the indemnified party (or any affiliate) as a consequence of the deduction of any amount of such Liabilities, and of any amounts collected from any third party that inure to the benefit of the indemnified party (or any affiliate) and arise out of the applicable Indemnification Event. To the extent indemnification is made hereunder with respect to an Indemnification Event, the indemnifying party shall subrogate into all rights the indemnified party may have against any third party with respect to that Indemnification Event.

        E. Claims Against Seller. With respect to any claim made by Buyer against Seller for breach of any representation, warranty, covenant or indemnity of Seller or arising out of or relating to this Agreement, Buyer shall have six
(6) months from the Closing Date to bring an arbitration action against Seller under Section X.B seeking a remedy for such claim. The parties agree that if the Buyer shall fail to bring an arbitration action for such claim within such period, Buyer shall be forever barred from instituting any action, arbitration or proceeding or making any claim against Seller or its affiliates with respect to such matter.

                                   ARTICLE IX.
                             TERMINATION AND BREACH

        A. Breach or Violation of Representation, Warranty or Obligation. In the event of any breach or violation of any representation, warranty or obligation in any material respect by Seller or by Buyer before the Closing, the other party may, as its sole and exclusive remedy for such breach or violation, terminate this Agreement but may not pursue any other remedies, including, without limitation, any damages or equitable relief.

        B. Failure to Close. If the Closing shall not have occurred on or before the Closing Date, then Seller or Buyer may terminate this Agreement with five
(5) days written notice to the other party.

                                   ARTICLE X.
                                   ARBITRATION

        The parties desire to avoid all forms of traditional litigation in the future and therefore agree that any dispute, controversy or claim that arises out of or relates to this Agreement shall be resolved in accordance with the following procedures:

        A. Settlement Negotiations. Within twenty (20) days after the giving by any party to any other party hereto of written notice (the "Dispute Notice") that there is such a dispute, controversy or claim, representatives of the parties with authority to settle the matter shall meet at a mutually acceptable time and place in an effort to reach an amicable resolution.

        B. Arbitration. If no amicable resolution is reached as a result of the procedures in Section X.A within sixty (60) days after the giving of the Dispute Notice, then the dispute, controversy or claim shall be finally resolved through binding arbitration which shall be conducted by three arbitrators in accordance with the commercial Arbitration Rules of the American Arbitration Association. Buyer shall appoint one arbitrator, Seller shall appoint one arbitrator and the two arbitrators thus appointed shall appoint the arbitral chair. The arbitration shall be conducted in Honolulu, Hawaii. Judgment on an arbitral award may be entered by any court of competent jurisdiction, or application may be made to such court for judicial acceptance of the award and any appropriate order including enforcement.

                                   ARTICLE XI.
                                  MISCELLANEOUS

        A. Notices. Except as otherwise specifically provided herein, any notice required or permitted to be given under this Agreement shall be in writing and shall be hand delivered, or sent by United States registered or certified mail, with postage prepaid, and return receipt requested, or transmitted by facsimile with a confirmation copy sent by mail as aforesaid, and addressed as set forth on the signature page(s) of this Agreement, or to such other address as either party may from time to time specify in writing to the other in the manner aforesaid. Such notices shall be deemed given upon receipt in the case of hand delivery or facsimile, or in the case of mailing, on the earlier of delivery (or refusal to accept delivery) as indicated in the U.S. Postal Service return-receipt or three
(3) days after mailing.

        B. Amendments. This Agreement shall not be amended, modified, or supplemented at anytime, unless by a writing executed by the parties hereto.

        C. Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the purchase and sale of the Shares. All other agreements, representations, statements, negotiations and undertakings prior to the date hereof, whether oral or written are superseded hereby.

        D. Assignment; Successors and Assigns. No party hereto may assign this Agreement without the consent of the other party hereto. Any such assignment or attempted assignment shall be void and of no legal effect. An assignment shall include any direct or indirect change in control of such party or its business by stock sale, asset sale, merger, consolidation, reorganization, voting agreement or otherwise. "Control" of an entity shall include the ownership or the right to vote twenty-five percent (25%) or more of the voting securities of such entity. Subject to the foregoing, this Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and permitted assigns.

        E. Continuation and Survival. Except as otherwise specifically provided herein, all representations and warranties contained herein are intended to and shall remain true and correct as of the Closing Date, shall be deemed to be material, and shall survive the execution and delivery of this Agreement. All covenants and agreements of Buyer and Seller contained herein shall also constitute representations and warranties.

        F. Waivers. No term, condition or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other shall not constitute a consent to, waiver of, or excuse of any other different or subsequent breach.

        G. Governing Law. All questions concerning the validity, operation and interpretation of this Agreement and the performance of the obligations imposed upon the parties hereunder or thereunder shall be governed by the laws of the State of Hawaii.

        H. Force Majeure. No party shall be liable for a delay in the performance of its obligations and responsibilities under this Agreement due to causes beyond its control, such as, but not limited to, war, strikes or lockouts, embargo, national emergency, insurrection or riot, acts of the public enemy, fire, flood, or other natural disaster, provided that said party has taken reasonable measures to notify the other party in writing of the delay.

        I. Finder's or Broker's Fees. Each of the parties represents and warrants that it has dealt with no investment banker, broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as it knows, no investment banker, broker or finder is entitled to any commission or fee in connection with any of these transactions, and each party indemnifies the other against any claims for any such commissions or fees made on the basis of the indemnifying party's action.

        J. Headings. The subject headings of the Articles and Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

        K. Construction. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include every other gender.

        L. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties identified in it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

        M. Attorneys' Fees. In the event Seller or Buyer brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, reasonable attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 U.S.C. 101 et seq. or any successor statutes).

        N. Time of the Essence. Time is of the essence of this Agreement.

        O. Severability. If any non-material term or provision of this Agreement shall be found to be illegal or unenforceable then, notwithstanding, this Agreement shall remain in full force and effect so long as the purposes hereof or the expectations of the parties shall not be frustrated thereby, and such term or provision shall be deemed stricken.

        P. Expenses. Buyer and Seller shall each bear their respective expenses incurred in the negotiation and consummation of this Agreement.

        Q. Mutual Releases. As of the Closing Date, Buyer and Seller, CBP and CBBI releases and forever discharges the others, and its officers, directors, agents, affiliates, record and beneficial security holders (including, without limitation, trustees and beneficiaries of trusts holding such securities), advisors and representatives, of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, against such other party or any of its assigns, which the releasing party has or ever had from the beginning of the universe to the date hereof; provided, however, that the foregoing general release shall not apply to this Agreement and shall not affect either party's right to enforce this Agreement in accordance with its terns.

        R. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument. This Agreement may also be executed by way of facsimile signature and such signature shall be sufficient to bind the party so executing this Agreement. Such party shall thereafter promptly forward a confirming copy of such facsimile signature to the other party.

        IN WITNESS WHEREOF, Seller and Buyer have each caused this Agreement to be executed by a duly authorized officer or agent as of the date first above written.

Seller:

CITY BANK,                            Buyer:

a Hawaii corporation                  TRUSTEES OF THE HAWAII ELECTRICIANS
                                      HEALTH & WELFARE FUND,
                                      acting in their fiduciary and not
                                      in their individual capacities


By: /s/ Dean K. Hirata                By: /s/ Shigeo Wasa
   --------------------------------       --------------------------------------
   Name: Dean K. Hirata                   Name: Shigeo Wasa
   Title: Senior Vice President/CFO       Title: Employer Trustee

                                      By: /s/ Thomas Fujikawa
                                          --------------------------------------
                                          Name: Thomas Fujikawa
                                          Title: Union Trustee

Notice Address:
                                      Notice Address:
City Bank
201 Merchant Street, 12th Floor       Hawaii Electricians Health & Welfare Fund
Honolulu, Hawaii 96813                Attention: Gerald Yamamoto, Fund Manager
Attention: Dean K. Hirata             1935 Hau Street, #300
Facsimile: (808) 535-2524             Honolulu, Hawaii 96819
                                      Facsimile: (808) 847-4596